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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Income Opportunity Realty Investors, Inc.
  Dallas, Texas

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1997, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. and the financial statements and schedules of Tri-City Limited Partnership appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                               /s/ BDO SEIDMAN, LLP
                                     -------------------------------------------

                                     BDO Seidman, LLP

Dallas, Texas
November 17, 1997